Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79225 and 333-51034) pertaining to the Corinthian Colleges, Inc. 1998 Performance Award Plan, (Form S-8 No. 333-51032) pertaining to the Corinthian Colleges, Inc. Employee Stock Purchase Plan, (Form S-8 No. 333-115763) pertaining to the Corinthian Colleges, Inc. 2003 Performance Award Plan, (Form S-8 No. 333-117889) pertaining to the Corinthian Colleges, Inc. Executive Deferral Plan, and (Form S-8 No. 333-124955) pertaining to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan of our reports dated September 8, 2005 with respect to the consolidated financial statements and schedule of Corinthian Colleges, Inc. and subsidiaries, Corinthian Colleges, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corinthian Colleges, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/    ERNST AND YOUNG LLP

Orange County, California

September 8, 2005